Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form 20-F, Form S-8 (File No. 333-275086) and Form F-3 (File No. 333-277230) of Lichen China Limited of our report dated May 1, 2023, with respect to the consolidated financial statements of Lichen China Limited for the years ended December 31, 2022 and 2021 which appears in Lichen China Limited form 20-F filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC
TPS Thayer LLC
Sugar Land, Texas
April 4, 2024